Exhibit 10.22

CYMABAY THERAPEUTICS, INC.

INCENTIVE AWARD GRANT NOTICE

(2013 EQUITY PLAN)

CymaBay Therapeutics, Inc. (the “Company”), pursuant to its 2013 Equity Plan (the “Plan”), hereby grants to Holder an incentive award (the “Award”) which shall be settled, at the sole discretion of the Company, by either (1) Holder’s purchase of the number of shares of the Company’s Common Stock at the Exercise Price (Per Share) as set forth below or (2) Holder’s receipt of a cash payment equal to the excess of the Fair Market Value of one share of the Company’s common stock on the date of exercise over the Exercise Price (Per Share) multiplied by the portion of the Award being exercised, not to exceed the Number of Shares Subject to Award as set for the below. This Award is subject to all of the terms and conditions as set forth in this notice, in the Incentive Award Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Incentive Award Agreement will have the same definitions as in the Plan or the Incentive Award Agreement. If there is any conflict between the terms in this notice and the Plan, the terms of the Plan will control.

Holder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☒ Incentive Award

Exercise Schedule:	☒ Same as Vesting Schedule

Vesting Schedule:	This Award shall vest as set forth in provision (A) below, provided however, in the event the matters contemplated by provision (A) do not occur, then this Award shall vest as set forth in provision (B) below:

(A) in the event the Company’s stockholders approve an increase to authorized number of shares reserved under the Plan before the second anniversary of the Date of Grant, then 1/48 of the shares subject to the Award shall vest and be exercisable (retroactive to the Date of Grant) each month as measured from the Date of Grant, subject to Holder’s Continuous Service as of such date; provided, however, 100% of the shares subject to the Award shall accelerate and be fully exercisable immediately prior to the consummation of any Change of Control.

(B) In the event the Company’s stockholders do not approve an increase to the authorized number of shares reserved under the Plan before the second anniversary of the Date of Grant, then 100% of the shares subject to the Award shall vest in full and be fully exercisable on the second anniversary of the Date of Grant, subject to Holder’s Continuous Service as of such date; provided, however, 100% of the shares subject to the Award shall accelerate and be fully exercisable immediately prior to the consummation of any Change of Control.

Payment:	If the Company elects to settle the Award in shares of Common Stock, then by one or a combination of the following items (described in the Incentive Award Agreement):

☒ By cash, check, bank draft or money order payable to the Company

☒ Pursuant to a Regulation T Program if the shares are publicly traded

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Additional Terms/Acknowledgements: Holder acknowledges receipt of, and understands and agrees to, this Incentive Award Grant Notice, the Incentive Award Agreement and the Plan. Holder acknowledges and agrees that this Incentive Award Grant Notice and the Incentive Award Agreement may not be modified, amended or revised except as provided in the Plan. Holder further acknowledges that as of the Date of Grant, this Incentive Award Grant Notice, the Incentive Award Agreement, and the Plan set forth the entire understanding between Holder and the Company regarding this Award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options or awards previously granted and delivered to Holder, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein.

By accepting this Award, Holder consents to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

CYMABAY THERAPEUTICS, INC.		HOLDER:

By:
	Signature	Signature

Title:		Date:

Date:

ATTACHMENTS: Incentive Award Agreement, 2013 Equity Plan and Notice of Exercise

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ATTACHMENT I

INCENTIVE AWARD AGREEMENT

CYMABAY THERAPEUTICS, INC.

2013 EQUITY PLAN

INCENTIVE AWARD AGREEMENT

Pursuant to your Incentive Award Grant Notice (“Grant Notice”) and this Incentive Award Agreement, CymaBay Therapeutics, Inc. (the “Company”) has granted you an Award under its 2013 Equity Plan (the “Plan”) which shall be settled, at the sole discretion of the Company, by either (1) Holder’s purchase of the number of shares of the Company’s Common Stock at the Exercise Price (Per Share) set forth on the Grant Notice or (2) Holder’s receipt in a cash payment equal to the excess of the Fair Market Value of one share of the Company’s common stock on the date of exercise over the Exercise Price (Per Share) as set forth on the Grant Notice multiplied by the portion of the Award being exercised, not to exceed the Number of Shares Subject to Award as set forth on the Grant Notice. The Award is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Incentive Award Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Incentive Award Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. VESTING. Subject to the provisions contained herein, your Award will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your Award and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your Award until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your Award as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your Award is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

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4. METHOD OF PAYMENT. If the Company elects to settle the Award in shares of Common Stock, then you must pay the full amount of the exercise price for the shares you wish to exercise. In such case, you may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b) Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your Award, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your Award by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c) Subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your Award by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under your Award and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

5. WHOLE SHARES. You may exercise your Award only for whole shares of Common Stock.

6. SECURITIES LAW COMPLIANCE. In no event may you exercise your Award unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your Award also must comply with all other applicable laws and regulations governing your Award, and you may not exercise your Award if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

7. TERM. You may not exercise your Award before the Date of Grant or after the expiration of the Award’s term. The term of your Award expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

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(b) three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 7(d) below); provided, however, that if during any part of such three (3) month period your Award is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your Award will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, if during any part of such three (3) month period, the sale of any Common Stock received upon exercise of your Award would violate the Company’s insider trading policy, then your Award will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service during which the sale of the Common Stock received upon exercise of your Award would not be in violation of the Company’s insider trading policy. Notwithstanding the foregoing, if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your Award at the time of your termination of Continuous Service, your Award will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date;

(c) twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d)) below;

(d) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth (10th) anniversary of the Date of Grant.

8. EXERCISE.

(a) You may exercise the vested portion of your Award during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) at the sole discretion of the Company, either paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require or acceptance of the cash value of the Award as determined on your Grant Notice less any applicable withholding taxes.

(b) By exercising your Award you agree that, as a condition to any exercise of your Award, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your Award, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

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9. TRANSFERABILITY. Except as otherwise provided in this Section 9, your Award is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a) Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your Award to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Award is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your Award pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

(c) Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle Award exercises, designate a third party who, on your death, will thereafter be entitled to exercise this Award and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this Award and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

10. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your Award, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your Award.

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(b) Upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your Award a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your Award as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your Award, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your Award. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your Award that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your Award unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your Award when desired even though your Award is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

12. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your Award or your other compensation. In particular, you acknowledge that this Award is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the Award.

13. NOTICES. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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14. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

15. OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

16. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

17. VOTING RIGHTS. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Award until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Award, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

18. SEVERABILITY. If all or any part of this Incentive Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Incentive Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Incentive Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

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(d) This Incentive Award Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Incentive Award Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

*    *    *

This Incentive Award Agreement will be deemed to be signed by you upon the signing by you of the Grant Notice to which it is attached.

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ATTACHMENT II

2013 EQUITY PLAN

ATTACHMENT III

NOTICE OF EXERCISE

NOTICE OF EXERCISE

CymaBay Therapeutics, Inc.

Attention: [Stock Plan Administrator]

3876 Bay Center Place

Hayward, CA 94545

Date of Exercise:

This constitutes notice to CymaBay Therapeutics, Inc. (the “Company”) under my Award that I elect to exercise my Award with respect to the number of shares of Common Stock of the Company (the “Shares”) set forth below. If the Company elects to settle the Award in shares of Common Stock, then I agree to pay the exercise price set forth below.

If Award is settled in Cash:

Award dated:

Number of Shares as to which Award is exercised:

Fair Market Value of one Share as of Date of Exercise

Exercise Price of one Share pursuant to Award Grant Notice

The aggregate Cash value as of the Date of Exercise

If Award is settled in Stock:

Award dated:

Number of Shares as to which Award is exercised:

Exercise Price of one Share pursuant to Award Grant Notice

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:		$

Regulation T Program (cashless exercise):		$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the CymaBay Therapeutics, Inc. 2013 Equity Plan, and (ii) in the event the Company elects for the Award to be settled in Shares, to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this Award.

I hereby make the following certifications and representations with respect to the number of Shares listed above, which are being acquired by me for my own account upon exercise of the Award as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least ninety (90) days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Award shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

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